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                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

Roth Capital Partners. LLC
24 Corporate Plaza
Newport Beach, CA 92660

                                                          February 13, 2004

Ladies and Gentlemen:

     AVANT Immunotherapeutics, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Placement Agency Agreement dated February 13, 2004 (the "Placement Agreement"), between the Company, Roth Capital Partners, LLC, and William Blair & Company, LLC, (collectively, the "Placement Agents") to issue and sell to the investors named in SCHEDULE I hereto (the "Investors") the Securities as specified in SCHEDULE I hereto. Each of the provisions of the Placement Agreement, including all defined terms contained therein, is incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Base Prospectus in SECTION 2 of the Placement Agreement shall be deemed to be a representation or warranty as of the date of the Placement Agreement in relation to the Base Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Base Prospectus as amended or supplemented relating to the Securities which are the subject of this Pricing Agreement, and except that the Company has no Significant Subsidiaries.

     Subject to the terms and conditions set forth herein (including the schedules hereto) and in the Placement Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Investors, at the time and place and at the purchase price as set forth in SCHEDULE II hereto, the number and type of Securities set forth opposite the name of each such Investor in SCHEDULE I hereto.

     Provided that the Securities are issued and sold to each of the Investors pursuant to the terms of the Placement Agreement and this Pricing Agreement on the Closing Date set forth in SCHEDULE II, the Company shall pay to the Placement Agent the amount set forth in SCHEDULE II as compensation for services rendered in connection with the issuance and sale of the Securities.

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     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.


                                   Very truly yours,

                                   AVANT IMMUNOTHERAPEUTICS, INC.

                                   By:/s/ Una S. Ryan
                                      ---------------------------
                                      Name:  Una S. Ryan, PhD
                                      Title: President & Chief Executive Officer


     The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written.

ROTH CAPITAL PARTNERS LLC

By: /s/ John M. Dalfonsi
    ------------------------
    Name: John M. Dalfonsi
    Title: Managing Partner


WILLIAM BLAIR & COMPANY, LLC

By: /s/ Kelly Martin
    ------------------------
    Name: Kelly Martin
    Title: Principal


                      (SIGNATURE PAGE TO PRICING AGREEMENT)

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                                   SCHEDULE I

                                    [OMITTED]

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                                   SCHEDULE II

TITLE OF SECURITIES:

 -   shares of Common Stock, $0.001 par value per share.

AGGREGATE DOLLAR AMOUNT:

 -   $24,653,750

PRICE TO INVESTORS:

 -   $2.75 per share

COMMISSION TO PLACEMENT AGENTS:

 - 6% of the gross proceeds received from the sale of the securities in the Offering

 -   $20,000 in expense reimbursement

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

  Same day funds

CLOSING DATE:

      February 19, 2004

TIME OF DELIVERY:

     10.00 a.m., California time

CLOSING LOCATION:

      Offices of the Company's counsel or such other place as the parties shall mutually agree.